                                                                     EXHIBIT 23



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45019) pertaining to the RSI Holdings, Inc. Incentive Stock Award Plan and in the Registration Statement (Form S-8 No. 33-45021) pertaining to the RSI Holdings, Inc. Stock Option Plan of our report dated November 2, 1995, with respect to the consolidated financial statements of RSI Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 1995.




Greenville, South Carolina
November 21, 1995